EXHIBIT 10.10

ENSEMBLE ACQUISITION LLC

2005 Unit Plan

SECTION 1. Purpose. The purposes of this Ensemble Acquisition LLC 2005 Unit Plan (the “Plan”) are to promote the interests of Ensemble Acquisition LLC (the “Company”) and its members by (i) attracting and retaining exceptional officers and other employees of the Company and its Affiliates and (ii) enabling such individuals to acquire an equity interest in and participate in the long-term growth and financial success of the Company.

SECTION 2. Definitions. Capitalized terms not otherwise defined herein shall have the same meanings as in the LLC Agreement (as defined below). As used in the Plan, the following terms shall have the meanings set forth below:

“Affiliate” shall mean, with respect to the Company, any entity directly or indirectly controlling, controlled by, or under common control with, the Company or any other entity designated by the Board in which the Company or an Affiliate has an interest.

“Award” shall mean the grant of, the grant of the right to purchase, or any other issuance of, Class A Common Units, Class Common B Units and/or Class C Common Units.

“Award Agreement” shall mean any written agreement, contract, or other instrument or document (which may include provisions of an employment agreement to which the Company is a party) evidencing any Award granted hereunder.

“Board” shall mean the Board of Representatives of the Company.

“Class A Common Unit” shall mean a Class A Common Unit as defined in the LLC Agreement.

“Class B Common Unit” shall mean a Class B Common Unit as defined in the LLC Agreement.

“Class C Common Unit” shall mean a Class C Common Unit as defined in the LLC Agreement.

“Committee” shall mean the Board or any person or persons designated by the Board to administer the Plan.

“Company” shall mean Ensemble Health LLC, a Delaware limited liability company, together with any successor thereto.

“Effective Date” shall mean the date the Plan is adopted by the Board, or such later date as designated by the Board.

“Employment” shall mean (i) a Participant’s employment if the Participant is an employee of the Company or any of its Affiliates, (ii) a Participant’s services as a consultant, if the Participant is a consultant to the Company or its Affiliates and (iii) a

Participant’s services as a non-employee director or representative, if the Participant is a non-employee member of the Board of Representatives or Board of Directors of the Company or any Affiliate.

“LLC Agreement” shall mean the Amended and Restated Limited Liability Company Operating Agreement of the Company, dated as of November 22, 2005, as amended from time to time.

“Participant” shall mean any employee, representative, director or consultant of the Company or its Affiliates eligible for an Award under Section 4 and selected by the Committee to receive an Award under the Plan.

“Plan” shall mean this Ensemble Acquisition LLC 2005 Unit Plan.

“Unit” shall mean a Class A Common Unit, a Class B Common Unit, or a Class C Common Unit.

SECTION 3. Units Subject to the Plan.

The total number of Class A Common Units which may be issued under the Plan is 600,000, the total number of Class B Common Units which may be issued under the Plan is 400,000, and the total number of Class C Common Units which may be issued under the Plan is 600,000. Units which are subject to Awards which terminate, are forfeited, or lapse without the payment of consideration may be granted again under the Plan.

SECTION 4. Administration.

(a) The Plan shall be administered by the Committee. Subject to the terms of the Plan and applicable law, and in addition to other express powers and authorizations conferred on the Committee by the Plan, the Committee shall have full power and authority to: (i) designate Participants; (ii) determine the number and/or class of Units to be covered by an Award; (iii) determine the terms and conditions of any Award; (iv) determine whether, to what extent, and under what circumstances Awards may be settled, exercised, canceled, forfeited, or suspended; (v) interpret, administer, reconcile any inconsistency, correct any default and/or supply any omission in the Plan and any instrument or agreement relating to an Award made under the Plan; (vi) establish, amend, suspend, or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; and (vii) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan.

(b) All designations, determinations, interpretations, and other decisions under or with respect to the Plan or any Award shall be within the sole discretion of the Committee, may be made at any time and shall be final, conclusive, and binding upon all persons, including the Company, any Affiliate, any Participant, any holder or beneficiary of any Award, and any member of the Company.

SECTION 5. Eligibility. Any employee, representative, director or consultant of the Company or its Affiliates (including any prospective employee, representative, director or consultant) shall be eligible to be designated a Participant.

SECTION 6. Awards.

(a) Grant. Subject to the provisions of the Plan, the Committee shall have sole and complete authority to determine the Participants to whom Awards shall be granted, the purchase price, if any, of an Award, the number and class of Units to be covered by each Award and the conditions and limitations applicable to the Award.

(b) Subject to LLC Agreement. As a condition to the grant of an Award, the Participant will be required to become a party to the LLC Agreement and the Units acquired will be held subject to the terms and conditions of the LLC Agreement.

(c) Adjustments. In the event of any change in the outstanding Units after the Effective Date by reason of any reorganization, recapitalization, merger, consolidation, spin-off, combination or transaction or exchange of Units or other exchange or any transaction similar to the foregoing, the Board, and without liability to any person, shall make such substitution or adjustment, if any, as it deems to be equitable, as to (i) the number or kind of Units or other securities issued or reserved for issuance pursuant to the Plan or pursuant to outstanding Awards and/or (ii) any other affected terms of such Awards.

SECTION 7. Amendment and Termination.

(a) Amendments to the Plan. The Board may amend, alter, suspend, discontinue, or terminate the Plan or any portion thereof at any time; provided that any such amendment, alteration, suspension, discontinuance, or termination that would materially adversely affect the rights of any Participant or other holder of an Award theretofore granted shall not to that extent be effective without the consent of the affected Participant.

(b) Amendments to Awards. The Committee may waive any conditions or rights under, amend any terms of, or alter, suspend, discontinue, cancel or terminate, any Award theretofore granted, prospectively or retroactively; provided that any such waiver, amendment, alteration, suspension, discontinuance, cancellation or termination that would materially adversely affect the rights of any outstanding Award shall not be effective without the consent of the affected Participant; provided, further, that with respect to any Award that provides for the purchase of Class A Common Units, no amendments will be made that would adversely affect such Class A Common Units without the written consent of the affected Participant.

SECTION 8. General Provisions.

(a) No Rights to Awards. No person shall have any claim to be granted any Award, and there is no obligation for uniformity of treatment of Participants or beneficiaries of Awards. The terms and conditions of Awards and the Committee’s determinations and interpretations with respect thereto need not be the same with respect to each Participant (whether or not such Participants are similarly situated).

(b) Certificates. All certificates, if any, evidencing Units or other securities of the Company or any Affiliate delivered under the Plan shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which such securities are then listed, and any applicable Federal or state laws, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

(c) Withholding. A Participant may be required to pay to the Company or any Affiliate and the Company or any Affiliate shall have the right and is hereby authorized to withhold from any payment due or transfer made under any Award or under the Plan or from any compensation or other amount owing to a Participant the amount (in cash, securities, or other property) of any applicable withholding taxes in respect of an Award or any payment or transfer under an Award or under the Plan and to take such other action as may be necessary in the opinion of the Company to satisfy all obligations for the payment of such taxes.

(d) No Right to Employment. The grant of an Award shall not be construed as giving a Participant the right to be retained in the Employment of the Company or any Affiliate. Further, the Company or an Affiliate thereof may at any time dismiss a Participant from employment or discontinue any consulting relationship, free from any liability or any claim under the Plan, unless otherwise expressly provided in the Plan or in any Award Agreement.

(e) Governing Law. The validity, construction, and effect of the Plan shall be determined in accordance with the laws of the State of Delaware, without regard to the conflict of laws provisions thereof.

(f) Severability. If any provision of the Plan or any Award is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction or as to any person or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform the applicable laws, or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, person or Award and the remainder of the Plan and any such Award shall remain in full force and effect.

(g) Restrictions on Transfer. Unless otherwise determined by the Committee, an Award shall not be transferable or assignable by the Participant other than by will or by the laws of descent and distribution. An Award exercisable after the death of a Participant may be exercised by the legatees, personal representatives or distributees of the Participant, subject to the express terms of the applicable Award Agreement.

SECTION 9. Term of the Plan.

(a) Effective Date. The Plan shall be effective as of the Effective Date; provided, however, that upon the consummation of the Recapitalization Merger and the occurrence of the Recapitalization Effective Time (as each such term is defined in the Agreement and Plan of Merger dated as of October 11, 2005, by and among Team Health Holdings, L.L.C.,

Team Health, Inc., Team Finance LLC, Team Health Mergersub, Inc., Ensemble Parent LLC and Ensemble Acquisition LLC), the Plan shall automatically, without further necessary action, be assumed in its entirety by Team Health Holdings, L.L.C. and any Awards issued hereunder shall survive the Recapitalization Merger, remain outstanding and hereby be assumed by Team Health Holdings, L.L.C. Without limiting the foregoing, from and after the consummation of the Recapitalization Merger, all references to “Company” herein shall be deemed to constitute references to Team Health Holdings, L.L.C.

(b) Expiration Date. No Award shall be granted under the Plan after the tenth anniversary of the Effective Date. Unless otherwise expressly provided in the Plan or in an applicable Award Agreement, any Award granted hereunder may, and the authority of the Board or Committee to amend, alter, adjust, suspend, discontinue, or terminate any such Award or to waive any conditions or rights under any such Award shall, continue after such date.